Line of credit contract
Contract No: 20100713001
Party A: SHENZHEN DEVELOPMENT BANK CO., LTD. Shenzhen Xinzhou Sub-branch
Add: Zhongchengtianyi Building, Xinzhou Road, Futian District, Shenzhen, GD, PRC
Tel: 23480048                                              Fax: 23480054
Principal: Fu Nannan                                 Position: President

Party B: SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD.
Add: Building A2, Luoshan Industrial Zone, Shanxia, Pinghu, Shenzhen, Guangdong, China
Tel: 89686236                                                        Fax: 89686819
Legal Representative: Pan Dangyu                     Postcode: 518111

In accordance with the relevant laws and regulations, Party A and Party B make the agreement after the equal consultations, and both of them are willing to follow all terms of the contract.
☐.Content of Comprehensive line of credit
1. Sum of Comprehensive line of credit
RMB 60,000,000.00 (CNY SIXTY MILLIONS ONLY)
Currency exchange rates convert according to the actual foreign exchange rate Party B announced except RMB.
2. The validity of Comprehensive line of credit: from Jul. 20th 2010 to Jun. 16th 2011. During this period, Comprehensive line of credit can be recycled using many times, each time Party A and Party B confirm the method, amount, duration, etc., but the use of credit balances in various ways can not exceed the amount of Comprehensive line of credit.
Start Date and End Date of the actual business must be between Jul. 20th 2010 and Jun. 16th 2011, and End Date subject to the terms of the contract.
If Party A doesn’t give Party B any credit in six months from          , this Comprehensive line of credit is an automatic termination.
☐.Transfer credit under the line of credit
Party B agrees to transfer the line of credit to the third party (the following party can also use this line of credit), Party B should take the joint guarantee liability for all the debts (including contingent liabilities) the principals, interests, penalties and compound interest, costs to fulfill claims ( including but not limited to expenses of litigation, lawyer, notarization, execution, etc.), other damage and fee because of debtor’s default. There is 2 years of guarantee from the effective date of the contract to the expiration of the credit contract (including debt’s early maturity).
The specific object and amount:
1.                                                         ( transfer credit to ) , amount to
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2.                                                        ( transfer credit to ) , amount to
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3.                                                         ( transfer credit to ) , amount to
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4.
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☐.This contract entered into according to PRC laws , and applies to PRC laws. If there is a dispute during the performance of the contract, Party A and Party B should consult or mediate; once negotiation or mediation fails, Party A and Party B should solve disputes according to the first term:
1.	A lawsuit to the people’s court of Party A locating.
2.	To arbitration committee for arbitration.
3.	.
☐. Obliged execution notarization
Both parties agree to transact the obliged execution notarization on this contract.
Once both parties transact the obliged execution notarization on this contract, if Party B fails to perform or not to meet contractual obligations, Party A has the right to apply to the execution notarization of original notary public, and petitions for enforcement to the competent court (the court where the person subject to enforcement lives or his (her) property is) with original notarization and the execution notarization.
No obliged execution notarization of this contract
☐. Other matters both parties agree to: (1) Party B must complement the full margin at least before one month if Party B use the credit with Bandar’s note or trade bill, otherwise Party A has the right to stop credit in advance. (2) The applicant can not distribute the profits during the period of credit line, otherwise Party A has the right to stop credit in advance. Party A mentioned above is our bank, and the applicant is Party B.
☐. This agreement is written in five originals, two for Party A, and one for Party B and       /    . Each original enjoy the equally authentic.
☐. The way of comprehensive credit
The ways of comprehensive line of credit include but not limited to the following:
loans, lending, bill acceptance and discount, overdraft, factoring, guarantees, loan commitments, letters of credit, etc.
The specific way of credit subjects to the specific business contract signed by the two sides.
☐. The use of comprehensive credit line
The applicant of the use of comprehensive credit line must be Party B, and examined and approved by Party A, then the two sides sign the corresponding business contract.
☐. Statement, guarantee and promise of Party B
1. Party B is a validly existing and good reputation company founded in the judicial area, with all the corporate rights and government licensing and approval in current business.
2. Party B has the legal power, right and authority to sign, deliver and perform this contract. This contract constitutes a valid and binding agreement to Party B, and according to the terms of the contract execution can be done to Party B.
3. Party B guarantees that the information provided is true, complete, legal, valid, and does not contain any false record, misleading statement or significant omission
4. Party B hereby promises to completely performance all obligations in good way under the contract, and without prior written consent of Party A, Party B will not make any behavior (including Party B shall act but not, or should not act but act) to endanger the realization of claims under the contract.
5. Party B hereby promises to give a written notice to Party A within ten days when changing residence, mailing address, telephone number and business scope, legal representative of such matters. If Party B does not fulfill the obligation to notify Party A, the notice and documents are deemed to have been delivered in accordance with the original mailing address.

6. Party B hereby confirms that signing this contract is the true meaning by having carefully reviewed and fully being aware of and understanding all the terms of this contract.
☐. Particularly credit agreement of group clients and related transactions
1. Customers of the group are enterprise legal persons with the following characteristics:
(1) Controlling of other enterprise legal persons or controlled by other enterprise legal persons directly or indirectly in the equity or management;
(2) Controlled together by the third enterprise legal person;
(3) Major investment individuals, key management personnel or close family members (including immediate family members within three generations and collateral relatives within two generations) common control directly or indirectly;
(4) It should be treated as credit management of group clients when transferring assets and profits may not be in accordance with the principles of fair prices with other relationship.
2. As a group client, Party B should write a report to Party A within ten days from the date of more than 10% of the net assets of affiliated transactions. Contents of the report include affiliated parties of the transaction, the transaction and the nature of the transaction, the transaction amount or the appropriate percentage and the pricing policies (including those with no or only a nominal amount of the transaction).
☐. Event of default and liability for breach of contract
1. Event of default
One of the following circumstances shall constitute a default:
(1) Party B is found to be in breach of contract or fails to fulfill its duties and obligations, or expressly states or indicates by its conduct that it will not perform its obligations under a contract either.
(2) The relevant certifications and documents Party B submitted to or any announcements Party B made are untrue, inaccurate, incomplete or contain any false records, misleading statements or major omissions.
(3) Party B conceals the true important situation, and doesn’t match the survey, review and inspection of Party A.
(4) Party B arbitrarily changes the use of loan funds, misappropriates loans or uses bank loans in illegal or irregular transactions.
(5) Party B violates the agreement to sign any other similar contract with Party A or other third party (including but not limited to credit contracts, loan contracts, security contracts), or release of any debt securities in nature, or litigate or arbitrate because of the contract or the securities.
(6)Party B's guarantor breaches of the guarantee contract (including but not limited to the credit contract, mortgage contract, pledge contract) occurred an event of default under the guarantee contract, or the guarantee contract does not entry into force, is invalid or revoked.
(7) To Party B there exists indolent management and recourse debt maturity, or it transfers property or uses other ways to evade debts with ways of gratis, unreasonably low price and other improper means.

(8) Party B uses the false contracts and arrangements of any third party (including but not limited to Party B's related party), including but not limited to claims discount or pledge with no real background of notes receivable to obtain Party A’s or other banks’ funds or credit.
(9)Party B evades bank debts on purpose through related party transactions or other ways.
(10) There are major problems in Party B’s business circumstances, such as deteriorated financial situation, significant financial loss, loss of assets (including but not limited to loss of assets because of the external security), or other financial crisis.
(11) Party B is subject to administrative penalties, criminal sanctions because of illegal operations or being surveyed by authorities, and may be subject to administrative penalties, criminal sanctions.
(12) Party B is subject to spin-off, merger, major merger, acquisition or reorganization, a significant disposal of assets, capital reduction, liquidation, reorganization, revocation, declared bankrupt, dissolution, etc.
(13) The controlling shareholder or actual controller of Party B changes which has been or may endanger to achieve claims of this Contract in Party A’s opinion, or Party B's controlling shareholder, actual controllers, legal representatives, senior management occur major events, including but limited to be subject to administrative penalties, criminal sanctions because of illegal operations or being surveyed by authorities, and may be subject to administrative penalties, criminal sanctions. And there occur litigation or arbitration cases, serious deterioration of the financial situation, declaring bankruptcy or dissolution, etc.
(14) Party B’s industry has adverse change, Party A considers which has been or may endanger to achieve claims of this contract.
(15) Party B does not apply for settlement or deposit-taking or other related businesses in accordance with the contract.
(16) There are situations that endanger or may endanger the realization of claims under this contract associated with Party B.
2. Liability for breach of contract
(1) Right to change, cancel or suspend the comprehensive credit line of this contract, or adjust the term of validity.
(2) Party B will be requested to repay all or part of the credit that has been used immediately when Party A announced that the debt is due soon in whole or in part under the credit.
(3) Party B is requested of additional guaranty, or other measures taken to ensure that the lawful rights and interests of Party A shall not be violated.
(4) Party A shall have the right to deduct the money from Party B’s account or the guarantor’s account directly to pay off all the debt that Party B owed in the contract and other specific business under the contract (including debt that Party A requested to pay in advance), without prior consent of Party B.
(5) Party A shall have the right to perform the guaranty, demand the guarantee to realize the liability of the guaranty, or dispose of the pawn and/or the pledge to realize creditor's rights.
☐. This agreement becomes effective after being signed (it should be signed and sealed by authorized person).

Party A (Stamp)
/s/ [illegible signature]
Signature of legal representative or deputy:
Date: Jul 7th, 2010

Party B (Stamp)
/s/ Pan Dangyu
Signature of legal representative or deputy:
Date: Jul 7th, 2010

* The line of credit converted into U.S. dollars is 9 million at December 31, 2010 exchange rates.